UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007 (February 14, 2007)

PYR Energy Corporation
 (Exact name of registrant as specified in its charter)

Maryland	001-15511	95-4580642
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2450, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 825-3748

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 14, 2007, PYR Energy Corporation, a Maryland corporation (the “Company”), entered into a Credit Agreement with Bank of the West, a California corporation (“Lender”).

The new senior secured credit facility provided under the Credit Agreement consists of an initial $1 million borrowing base with a $30 million umbrella to the extent that the Lender approves increases in the borrowing base. In general, subject to the other terms and conditions of the Credit Agreement, the Lender agreed: (1) to make advances to the Company from time to time as requested by the Company, and (2) to issue Letters of Credit from time to time as requested by the Company. The revolving credit facility is available for the funding of capital expenditures relating to the acquisition, exploration, drilling and development of oil and gas properties by the Company, general working capital purposes, the issuance of Letters of Credit for purposes relating to the Company business and upon terms acceptable to Lender and other uses in the ordinary course of the Company’s business. The obligations under the senior secured credit facility are secured by a lien on certain assets and property interests of the Company.

Borrowings under the senior secured credit facility will bear interest, at the Company’s option, at either (i) prime rate, which is a fluctuating interest rate per annum announced from time to time by the Lender as its prime rate; or (ii) adjusted LIBOR rate, as described in the Credit Agreement. Upon the occurrence of any event of default, outstanding amounts under the credit facility will bear interest at a rate equal to the rate then in effect with respect to such borrowings, plus 3.00% per annum.

The senior secured credit facility also requires the Company to maintain certain assets to liabilities ratios and debt to equity ratios. In addition, the credit facility contains a number of negative covenants that limit the Company from, among other things, and with certain thresholds and exceptions:

•	incurring indebtedness (including guarantee obligations) or liens;

•	entering into mergers, consolidations, liquidations or dissolutions without consent;

•	selling certain of its oil and gas properties and assets;

•	paying dividends or making other payments in respect of capital stock;

•	making loans or advances or extending credit;

•	modifying or amending any agreements that could adversely affect the rights of the Lender;

•	changing its fiscal year;

•	entering into any guarantees of any debt of another person;

•	incurring any obligation governed by ERISA, other than the Company’s 401(k) plan;

•	changing its name or its line of business, liquidating or dissolving; or

•	causing any material violation of applicable environmental laws.

The senior secured credit facility contains customary events of default, including:

•	failure to pay any principal, interest, fees, expenses or other amounts;

•	failure of any representation or warranty to be accurate in all material respects as of the date made or deemed made;

•	failure to observe any agreement, obligation or covenant included in the Credit Agreement or in any guaranty, pledge or security instrument;

•	judgments against the Company, certain of its subsidiaries or properties in excess of certain allowances;

•	bankruptcy or insolvency events involving the Company or certain of its subsidiaries;

•	the guaranty shall cease to be in full and effect; and

•	a change of control (as defined in the Credit Agreement) without the consent of Lender within 60 days thereafter.

Upon the occurrence of an event of default, among other remedies available to the Lender, all outstanding loans may be accelerated and/or the Lender’s commitments may be terminated.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description does not purport to be a complete description of all the terms of the Credit Agreement. Please refer to the Credit Agreement for a complete description of the Company’s rights and obligations under the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of February 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 20, 2007

PYR ENERGY CORPORATION

By: /s/ Kenneth R. Berry, Jr.
Kenneth R. Berry, Jr.
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of February 14, 2007